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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-8
Registration Statement
Under
The Securities Act of 1933, as amended.

ABERDENE MINES LIMITED
(Exact name of registrant as specified in charter.)

Nevada	88-0454792
(State of other jurisdiction or organization)	(I.R.S. Employer of incorporation Identification Number)

101 Convention Center Drive
Las Vegas, Nevada
(702) 873-3488
(Address and telephone of executive offices, including zip code.)

THE ABERDENE MINES LIMITED
2004 NONQUALIFED STOCK OPTION PLAN

Brent Jardine
101 Convention Center
Suite 700
Las Vegas NV 89109
(702) 873-3488
 (Name, address and telephone of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of		Aggregate Proposed	Proposed Maximum
Securities to be	Amount to be	Maximum Offering Price	Aggregate Offering	Amount of
Registered	Registered[1]	per Unit/Share	Price [2]	Registration Fee [1]

Common Shares,	4,000,000	$0.27	$108,000	$100.00
$0.00001 par value,
issuable upon exercise
of stock options by
Grantees

Totals	4,000,000	$0.27	$108,000	$100.00

[1]     Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were originally registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on

[2]     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table we have used the average of the closing bid and asked prices reported on the Bulletin Board on April 1, 2005.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO
GENERAL INSTRUCTIONS E

This registration statement on Form S-8 registers 3,000,000 additional shares of common stock for issuance under the Registrant's 2004 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-116569) filed by the Registrant with the Securities and Exchange Commission on June 17, 2004.

ITEM 8.     EXHIBITS.

Exhibit No.	Description

5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities registered under this Registration Statement.
10.1	Amended and Restated 2004 Nonqualified Incentive Stock Option Plan.
23.1	Consent of Manning Elliott, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Attorney at Law.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of April, 2005.

ABERDENE MINES LIMITED
(a Nevada corporation)

By:	/s/ Brent Jardine
Brent Jardine, President, Principal Executive Officer and a member of the Board of Directors

By:	/s/ Cameron Reynolds
Cameron Reynolds, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacities.

Signatures	Title	Date

/s/ Brent Jardine	President, Principal Executive Officer and a	April 5, 2005
Brent Jardine	member of the Board of Directors

/s/ Robert Weicker	Vice-President of Exploration, Senior Geologist	April 5, 2005
Robert Weicker	and a member of the Board of Directors

/s/ Cameron Reynolds	Principal Financial Officer, Principal	April 5, 2005
Cameron Reynolds	Accounting Officer and a member of the Board of Directors

/s/ Tim Hipsher	Secretary and a member of the Board of	April 5, 2005
Tim Hipsher	Directors

__________________________	Member of the Board of Directors	April 5, 2005
Milton Dastspoulos